EXHIBIT 99.1

================================================================================
                                  PRESS RELEASE
================================================================================


FROM:         SIMON R.C. WADSWORTH

SUBJECT:      MID-AMERICA SECOND QUARTER FUNDS FROM OPERATIONS GROW 4.7%

DATE:         AUGUST 7, 2003
--------------------------------------------------------------------------------

Mid-America Funds From Operations Grow 4.7%

Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) reported Funds From Operations ("FFO"), the generally accepted measure of operating performance for real estate investment trusts, of $15,069,000, or $0.73 per share/unit for the quarter ended June 30, 2003, a record high FFO/share performance for any second quarter period for the company and $0.02 ahead of First Call's estimate. This compares to FFO of $14,392,000, or $0.70 per share/unit for the same period last year. Net income for the quarter ended June 30, 2003, was $5,105,000, or $0.07 per common share, as compared to $4,970,000, or $0.05 per common share for the same quarter of last year. A reconciliation of FFO to net income is attached as a schedule to this press release.

Highlights for the quarter were:

o The company will complete a new $155 million Series H Preferred Stock offering on August 12th and retire three outstanding preferred stock series, increasing adjusted funds from operations by $0.04/share/unit on a full year basis.

o Same store operating conditions remain competitive, with quarter end occupancy trailing occupancy at the same point last year by 2.2%. However, occupancy increased from the preceeding quarter end by 0.7%.

o Expense control and efforts to generate new levels of productivity in property management operations continue with same store property controlled operating expenses down 0.1% from prior year.

o The company renewed its property and casualty insurance program effective July 1, reducing overall costs by 5% with coverage and retention levels consistent with prior year's program.

o    Fixed charge  coverage  ratio  continued at a five year high,  improving to
     2.65 from 2.37 for the same quarter a year ago and 2.48 at the end of the immediately preceeding quarter.

o The company announced that a tentative agreement has been reached to acquire 100% of the joint venture interest owned by Blackstone Realty Advisors, which it expects to be accretive to FFO.

Eric Bolton, Chairman and CEO said, "Second quarter results reflect continued progress on strengthening FFO performance and dividend coverage. While market conditions remain very competitive, we remain confident that portfolio occupancy and revenue performance should hold steady over the course of this year. A combination of improved job growth in the economy and a rise in interest rates will be required to materially improve demand levels for apartment housing. While the timing is difficult to predict, we believe that we should see more robust occupancy performance and improved pricing leverage in 2004.

Our unique strategy focused on diversifying in large, middle and small tier markets, coupled with very strong property management capabilities, has continued to deliver one of the strongest performances of the apartment REIT sector during this weak operating environment. The current interest rate environment has provided a number of opportunities to lower our cost of capital and has, along with several opportunistic new acquisitions, driven our ability to grow FFO, improve fixed charge coverage and strengthen dividend safety despite the current weak property operating environment. Our shareholder value is growing and the portfolio is well positioned to generate stronger revenue growth as the economy and market conditions improve."

Simon Wadsworth, Executive Vice-President and CFO said, "We were very pleased with the results of our recently completed Preferred Stock Series H offering and the corresponding redemption of our Series A, Series B and Series C preferred stock. This refinancing will add $0.04/share in additional adjusted funds from operations. During the quarter we successfully renegotiated our bank credit facility, lowering it to $40 million, and also refinanced a $40 million mortgage, resulting in annualized savings of $0.03/share. While state and local government funding continues to put pressure on property taxes, we're expecting to keep our increase below 2% for this year."

"We have a preliminary agreement with Blackstone to buy their two-thirds interest in our joint venture of ten properties. We expect to close the purchase in the next two months and anticipate that the transaction will add to FFO per share/unit next year, after the existing debt is refinanced mid-year 2004. The total value of the portfolio is $117 million, or $41,900 per unit. We anticipate assuming $79.8 million of debt and using $22 million of our available credit facility and other funding sources to buy Blackstone's equity interest."

"We are raising the mid-point of our forecast of FFO by three and a half cents per share/unit to a range of $2.79 to $2.83 per share/unit, with $0.67 to $0.69 per share/unit for the third quarter and $0.69 to $0.71 per share/unit for the fourth quarter, excluding any possible impact of the accounting treatment of the preferred stock redemption. The forecast assumes the continuation of a weak operating environment through 2003. Based on early forecast assumptions, an FFO/share/unit range of $2.82 to $2.90 for 2004 seems to be reasonable, especially if the Blackstone joint venture purchase is concluded."

The Company provides guidance on FFO and does not forecast net income. It is not possible to reasonably predict the timing and certainty of acquisitions and dispositions that would materially affect depreciation, capital gains or losses and minority interest, or to forecast extraordinary items, which, combined, generally represent the differences between net income and FFO.

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 34,815 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange
Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

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CONSOLIDATED STATEMENTS OF OPERATIONS
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In thousands except per share data
                                                               Three months ended June 30,     Six months ended June 30,
                                                              --------------------------------------------------------------
                                                                   2003            2002           2003            2002
                                                              --------------- --------------- --------------- --------------
Property revenues                                                   $ 57,842        $ 57,971       $ 115,249      $ 114,843
Property operating expenses                                           23,808          22,732          46,926         45,132
----------------------------------------------------------------------------------------------------------------------------
Net operating income                                                  34,034          35,239          68,323         69,711
Interest and other non-property income                                   234             168             463            302
Management and fee income, net                                           266             193             514            379
FFO from real estate joint ventures                                      350             155             723            475
Property management expenses                                           2,276           2,292           4,731          4,605
General & administrative                                               1,788           1,697           3,420          3,302
Interest expense                                                      10,772          12,362          22,407         24,724
Loss on debt extinguishment(1)                                           205              33             205             33
Preferred dividend distribution                                        3,925           4,029           7,850          8,057
Depreciation and amortization non-real estate assets                     345             286             689            556
Amortization of deferred financing costs                                 504             664           1,128          1,321
----------------------------------------------------------------------------------------------------------------------------
Funds from operations(1)                                              15,069          14,392          29,593         28,269

Depreciation and amortization                                         13,678          13,361          27,249         26,600
Joint venture depreciation adjustment included in FFO                    533             345           1,031            688
Preferred dividend distribution add back                              (3,925)         (4,029)         (7,850)        (8,057)
----------------------------------------------------------------------------------------------------------------------------
Income before gain on disposition of assets and
    minority interest                                                  4,783           4,715           9,163          9,038
Net gain on disposition of assets and
    insurance settlement proceeds                                        528             501             607            565
Minority interest in operating partnership income                       (206)           (246)           (339)          (333)
----------------------------------------------------------------------------------------------------------------------------
Net income                                                             5,105           4,970           9,431          9,270
Preferred dividend distribution                                        3,925           4,029           7,850          8,057
----------------------------------------------------------------------------------------------------------------------------
Net income available for common shareholders                        $  1,180        $    941       $   1,581      $   1,213
============================================================================================================================

Weighted average common shares and units - Diluted                    20,781          20,659          20,719         20,586
Funds from operations per share and units - Diluted                 $   0.73        $   0.70       $    1.43      $    1.37
Weighted average common shares - Diluted                              18,047          17,749          17,984         17,673
Net income available for common shareholders                        $   0.07        $   0.05       $    0.09      $    0.07

(1)  Prior periods have been reclassified to conform with the 2003 presentation of FASB Statement No. 145.

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CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------------------
In thousands
                                                                 June 30,      December 31,
                                                                   2003            2002
                                                              --------------- ---------------
Assets
Gross real estate assets                                         $ 1,482,769     $ 1,452,362
Accumulated depreciation                                            (310,585)       (283,277)
Other real estate assets, net                                         27,541          23,454
---------------------------------------------------------------------------------------------
Real estate assets, net                                            1,199,725       1,192,539
Cash and cash equivalents, including restricted cash                  24,912          18,057
Other assets                                                          28,933          28,871
---------------------------------------------------------------------------------------------
    Total assets                                                 $ 1,253,570     $ 1,239,467
=============================================================================================

Liabilities
Bonds and notes payable                                          $   833,212     $   803,703
Other liabilities                                                     74,194          64,188
---------------------------------------------------------------------------------------------
    Total liabilities                                                907,406         867,891
Shareholders' equity and minority interest                           346,164         371,576
---------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity                     $ 1,253,570     $ 1,239,467
=============================================================================================

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OPERATING RESULTS
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Dollars and shares in thousands except per share data
ROA
                                                  Three Months Ended     Trailing
                                                     June 30, 2003      4 Quarters
                                                 -------------------- --------------
       Net income                                    $  5,105             $  16,302
       Net gain on disposition of assets and
           insurance settlement proceeds                 (528)                 (439)
       Depreciation and amortization                   14,023                56,045
       Amortization of deferred financing costs           504                 2,519
       Interest expense                                10,772                47,131
------------------------------------------------------------------------------------
       EBITDA                                        $ 29,876             $ 121,558
====================================================================================

                                                     Annualized         Trailing
                                                        2Q03           4 Quarters
                                                   ---------------  ----------------
       Gross Real Estate Assets, Average               $1,513,392        $1,498,384
       EBITDA                                          $  119,504        $  121,558
       EBITDA/Gross Real Estate Assets                        7.9%              8.1%

                                                      Three Months Ended June 30,
                                                    --------------------------------
                                                         2003             2002
                                                    ---------------   --------------
Common and Preferred Dividends as % of FFO
       (12 month rolling)                                      88%               88%
EBITDA/Debt Service                                          2.63x             2.34x
EBITDA/Fixed Charges                                         2.65x             2.37x
Total Debt as % of Gross Real Estate Assets                    55%               54%
MAA portion of JV debt                                    $41,548           $26,974
Capitalized Interest YTD                                  $     0           $   111

For purposes of these computations, EBITDA is composed of net income before net gain on disposition of assets and insurance settlement proceeds, plus depreciation and amortization, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.

AFFO
                                                       Three Months Ended June 30,               Six Months Ended June 30,
                                                    ----------------------------------  --------------------------------------------
                                                          2003              2002             2003             2002
                                                    ----------------  ----------------  ---------------  ---------------------------
       FFO                                               $ 15,069          $ 14,392         $ 29,593         $ 28,269
       Recurring Capex                                      3,723             3,595            6,216            5,395
------------------------------------------------------------------------------------------------------------------------------------
       AFFO                                              $ 11,346          $ 10,797         $ 23,377         $ 22,874
====================================================================================================================================

       Average Common Shares and Units - Diluted           20,781            20,659           20,719           20,586

PER SHARE (DILUTED)
       FFO                                               $   0.73          $   0.70         $   1.43         $   1.37
       AFFO                                              $   0.55          $   0.52         $   1.13         $   1.11

For purposes of these computations, adjusted funds from operations ("AFFO") is composed of FFO less recurring capital expenditures. AFFO is a non-GAAP financial measure. As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.

----------------------------------------------------------------------------------------------------------------
COMMUNITY STATISTICS
----------------------------------------------------------------------------------------------------------------
Properties are grouped by operational responsibility and exclude properties in lease-up
                                                            At June 30, 2003
                                 -------------------------------------------------------------------------------
                                                                                     Average
                                   Number of        Portfolio                       Rental Rate
                                     Units        Concentration    Occupancy         Per Unit
                                 --------------  --------------  --------------  -------------------------------
Tennessee
    Memphis                             4,593           13.6%            92.4%        $ 630.22
    Nashville                             966            2.8%            91.6%        $ 662.43
    Chattanooga                           943            2.8%            90.9%        $ 566.32
    Jackson                               664            1.9%            96.7%        $ 579.33

Florida
    Jacksonville                        3,130            9.2%            95.5%        $ 722.84
    Tampa                               1,120            3.3%            90.2%        $ 764.71
    Other                               2,518            7.4%            94.0%        $ 725.44

Georgia
    Atlanta                             2,116            6.2%            87.1%        $ 757.38
    Columbus / LaGrange                 1,509            4.4%            96.8%        $ 653.52
    Augusta / Aiken / Savannah          1,132            3.3%            94.6%        $ 634.57
    Other                               1,742            5.1%            95.4%        $ 661.00

Texas
    Dallas                              2,356            6.9%            86.9%        $ 654.82
    Austin                              1,254            3.7%            93.1%        $ 629.46
    Houston                             1,310            3.8%            93.2%        $ 731.73

South Carolina
    Greenville                          1,492            4.4%            87.6%        $ 558.02
    Other                                 784            2.3%            80.5%        $ 681.95

Kentucky
    Lexington                             924            2.7%            91.1%        $ 694.51
    Other                                 624            1.8%            98.7%        $ 609.27

Mississippi                             1,673            4.9%            94.7%        $ 587.78
Alabama                                   952            2.8%            96.1%        $ 646.21
Arkansas                                  808            2.4%            93.8%        $ 622.21
North Carolina                            738            2.2%            87.4%        $ 549.46
Ohio                                      414            1.2%            89.1%        $ 677.25
Virginia                                  296            0.9%            95.6%        $ 727.81
----------------------------------------------------------------------------------------------------------------
                       Total           34,058          100.0%            92.2%        $ 661.81

----------------------------------------------------------------------------------------------------------------
SAME STORE STATISTICS
----------------------------------------------------------------------------------------------------------------
Dollars in thousands except Average Rental Rate

                                 Three Months    Three Months    Percent Change   Three Months   Percent Change
                                    Ended           Ended            From            Ended            From
                                 Jun 30, 2003    Jun 30, 2002    Jun 30, 2002     Mar 31, 2003     Mar 31, 2003
                                -------------- --------------- ----------------- --------------- ---------------
Revenues                              $53,702         $54,689            -1.8%         $53,461             0.5%

Property Operating Expenses            14,818          14,828            -0.1%          14,136             4.8%
RE Taxes and Insurance                  6,951           6,403             8.6%           7,070            -1.7%
Other Expenses                            169             107            57.9%             192           -12.0%
----------------------------------------------------------------------------------------------------------------
Total Operating Expenses               21,938          21,338             2.8%          21,398             2.5%
----------------------------------------------------------------------------------------------------------------
NOI                                   $31,764         $33,351            -4.8%         $32,063            -0.9%
================================================================================================================

Units (1)                              29,043          29,043                           28,723
Average Rental Rate (1)               $656.05         $658.95            -0.4%         $655.97             0.0%
Average Physical Occupancy (1)          92.6%           94.8%            -2.2%           91.9%             0.7%

(1)  Values are at June 30, 2003 and 2002.

-------------------------------------------------------------------------------------------------------------------------
DEBT AS OF JUNE 30, 2003
-------------------------------------------------------------------------------------------------------------------------
Dollars in thousands
                                         Principal      Average Years       Average
                                          Balance       to Maturity(1)        Rate
                                       --------------- ------------------ -----------------------------------------------
Conventional - Fixed Rate or Swapped        $ 506,178            10.1             6.6%
Conventional - Forward Swapped(2)              50,000             8.0             2.1%
Tax-free - Fixed Rate or Swapped              121,633            23.5             5.4%
Conventional - Variable Rate                  137,741             8.4             2.0%
Tax-free - Variable Rate                       17,660            27.7             1.8%
-------------------------------------------------------------------------------------------------------------------------
     Total                                  $ 833,212            12.0             5.3%

(1)  Maturities on swapped balances are calculated using the life of the underlying variable debt.
(2)  As the forward swaps are not yet in effect, the average rate represents the rate on the underlying variable debt.

FUTURE PAYMENTS                                                                             Average
                                          Scheduled                                         Rate for
                                         Amortization     Maturities         Total         Maturities
                                       --------------- ---------------- ---------------- --------------------------------
                                2003        $   1,289       $  20,000        $  21,289        1.9%
                                2004            2,733          71,168           73,901        7.0%
                                2005            2,916               -            2,916
                                2006            3,086           4,459            7,545        8.8%
                                2007            3,205               -            3,205
                          Thereafter          109,043         615,313          724,356        5.2%
-------------------------------------------------------------------------------------------------------------------------
                               Total        $ 122,272       $ 710,940        $ 833,212        5.3%

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OTHER DATA
-------------------------------------------------------------------------------------------------------------------------
Shares and units in thousands except per share data
                                                           Three Months Ended June 30,       Six Months Ended June 30,
                                                         -------------------------------  -------------------------------
                                                               2003             2002            2003             2002
                                                         ----------------  -------------  -----------------  ------------
Weighted average common shares and units - Basic               20,558           20,408           20,523           20,390
Weighted average common shares and units - Diluted             20,781           20,659           20,719           20,586
Weighted average common shares - Diluted                       18,047           17,749           17,984           17,673
Number of apartment units with ownership interest
    (excluding development units not delivered)                34,815           33,459           34,815           33,459
Apartment units added(sold) during period, net                    308               25              892               48

PER SHARE DATA
     Funds from operations per share and units - Basic        $  0.73          $  0.71          $  1.44          $  1.39
     Funds from operations per share and units - Diluted      $  0.73          $  0.70          $  1.43          $  1.37
     Net income available for common shareholders
         per share - Diluted                                  $  0.07          $  0.05          $  0.09          $  0.07
     Dividend declared per common share                       $ 0.585          $ 0.585          $ 1.170          $ 1.170

DIVIDEND INFORMATION (latest declaration)                 Payment          Payment           Record
                                                         per Share           Date             Date
                                                       --------------  ----------------  --------------------------------
     Common Dividend - quarterly                          $0.5850         7/31/2003        7/24/2003
     Preferred Series A - monthly(1)                      $0.1979         8/12/2003         8/1/2003
     Preferred Series B - monthly(1)                      $0.1849         8/12/2003         8/1/2003
     Preferred Series C - quarterly(1)                    $0.5859         7/15/2003         7/1/2003
     Preferred Series F - monthly                         $0.1927         8/15/2003         8/1/2003

(1) The Company has announced the redemption of all issued and outstanding shares of its Preferred Series A and C effective August 12, 2003, and for its Preferred Series B effective August 12 and 18, 2003.